Exhibit 99.1

Kinnate Biopharma Inc. Closes $35 Million Series A Financing
to Establish a Chinese Joint Venture

-	Financing led by OrbiMed Asia Partners, with participation from OrbiMed Private Investments and Foresite Capital

-	The joint venture will have exclusive license to develop and commercialize Kinnate’s currently most advanced kinase inhibitor candidates in Greater China

-	Veteran biopharmaceutical industry executive Wenn Sun, Ph.D. has been named as Executive Chair

SAN FRANCISCO & SAN DIEGO, Calif. – May 13, 2021 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a biopharmaceutical company focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers, announced the closing of a $35 million Series A financing for a joint venture in China. Established with OrbiMed Asia Partners, OrbiMed Private Investments and Foresite Capital, the joint venture will be headquartered in Shanghai and enable the potential development and commercialization of certain Kinnate targeted oncology product candidates across Greater China (mainland China, Hong Kong, Taiwan, and Macau). Kinnate Biopharma will be the majority shareholder in the joint venture. The company has also announced that veteran biopharmaceutical industry executive Wenn Sun, Ph.D., has been appointed as the joint venture’s Executive Chair.

“Establishing operations in China creates a tremendous opportunity for Kinnate to build its global footprint and further advance our mission of expanding access to innovative targeted therapies for people battling cancer,” said Nima Farzan, President and CEO of Kinnate Biopharma Inc. “OrbiMed Private Investments and Foresite Capital have been important partners in the growth of Kinnate and we are pleased to now have the support of OrbiMed Asia Partners who led this financing and brings tremendous expertise and connections in China to this new joint venture. I look forward to working with this leading team of investors and Dr. Sun to make precision medicine a reality for more people in Greater China, which is one of the world’s largest healthcare markets.”

The initial focus of the joint venture is on advancing the development of KIN-2787 for the Greater China market. KIN-2787 is a Rapidly Accelerated Fibrosarcoma (RAF) inhibitor candidate being developed for the treatment of patients with lung cancer, melanoma, and other solid tumors. The joint venture will also pursue development of KIN-3248 for the Chinese market. KIN-3248 is a Fibroblast Growth Factor Receptors (FGFR) inhibitor candidate for the treatment of patients with intrahepatic cholangiocarcinoma (ICC), a cancer of the bile ducts in the liver, and urothelial carcinoma (UC), a cancer of the bladder lining. The joint venture, which will be subsequently named, has an exclusive license to one other Kinnate program and may also obtain rights to develop certain other new product candidates in Greater China from the Kinnate pipeline, as well as other third-party product candidates in China and other geographies.

“Since its founding, Kinnate has demonstrated impressive scientific discipline and exceptional execution in building a robust pipeline of targeted therapies for hard-to-treat cancers,” said Steven D. Wang, Ph.D., CFA, Partner and Senior Managing Director, OrbiMed Asia Partners. “We are pleased to join them in establishing this joint venture in China and look forward to working closely with Dr. Sun and our other regional colleagues in bringing these potentially life-saving therapies to more patients.”

Dr. Sun is the Founder and President of Precision Medicine Asia (PREMIA), an oncology-focused clinical genomic data company she founded in 2018. Previously, she was the Founder and Managing Partner for OxOnc Development, a venture company that, along with Pfizer Oncology, co-developed XALKORI in patients with ROS1 genetic alterations in Asia, including China. Dr. Sun also served as Head of Strategic Alliances for GSK Oncology, and helped build its alliances with various clinical research networks around the world. In 2003, in collaboration with the National Comprehensive Cancer Network (NCCN), she helped introduce the NCCN Guidelines to China. Dr. Sun was appointed Chief Business Development Officer at the Lurie Cancer Center of Northwestern University after her post-doctoral fellowship at University of Wisconsin-Madison.

“I am honored to join the Kinnate team and lead the joint venture’s efforts to help the patients in China for whom no genomically-targeted therapies exist or for which a resistance to targeted treatments has evolved,” said Dr. Sun. “KIN-2787 has already demonstrated very promising results in pre-clinical studies and presents a significant opportunity to help address the tremendous demand for more effective cancer therapies across Greater China.”

About Kinnate Biopharma Inc.
Kinnate is focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Kinnate’s mission is to expand the reach of targeted therapeutics by developing products for underserved populations. Kinnate utilizes its deep expertise in structure-based drug discovery, translational research, and patient-driven precision medicine, which it refers to as the Kinnate Discovery Engine, to develop targeted therapies. Based in San Francisco and San Diego, California, the Kinnate team is composed of drug discovery experts supported by a distinguished group of scientific advisors. For more information, please visit www.kinnate.com.

Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the potential benefits and opportunities created by our joint venture, the future activities of our joint venture, and the potential benefits of our drug discovery activities and treatment indications of our product candidates (including for patients in China). Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to operating as a preclinical-stage biopharmaceutical company with a limited operating history; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical trial results; negative impacts of the COVID-19 pandemic on our business, including planned clinical trials and ongoing and planned preclinical trials; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our preclinical studies and any future clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks.

These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that we have filed with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Contacts:

Investors:
Patti Bank
Westwicke, an ICR Company
415-513-1284
investors@kinnate.com

Media:
Colin Sanford
203-918-4347
colin@bioscribe.com